                                                                      Exhibit 99

                         Form 4 Joint Filer Information

Name:                              Argo Re, Ltd.

Address:                           110 Pitts Bay Road
                                   Pembroke, HM 08 D0, Bermuda

Designated Filer:                  Argo Group International Holdings, Ltd.

Issuer & Ticker Symbol:            American Safety Insurance Holdings Ltd. (ASI)

Date of Event Requiring Statement: 02/22/2010